CONSENT OF INDEPENDENT AUDITORS

We  consent  to  the reference to our  firm  under  the
captions `Financial Highlights," "Independent Auditors"
and "Financial Statements" and to the use of our report
dated  November 19, 1999 in the Registration  Statement
(Form   N-1A)   of  the  Grand  Prix   Fund   and   its
incorporation  by  reference in the related  Prospectus
and  Statement of Additional Information filed with the
Securities  and  Exchange  commission  in  this   Post-
Effective Amendment No. 7 to the Registration Statement
under  the  Securities Act of 1933 (File No. 333-39133)
and  in  this  Amendment  No.  9  to  the  Registration
Statement  under  the Investment Company  Act  of  1940
(File No. 811-8461).



                                    /s/  Ernst &  Young LLP



Milwaukee, Wisconsin
January 26, 2000